Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-271176 and 333-282583), Form S-3 (No. 333-290460) and Form S-8 (Nos. 333-193213, 333-234229, 333-271175, 333-282585, 333-282586 and 333-289381) of Lifecore Biomedical, Inc. (the Company) of our report dated August 7, 2025, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-KT.
/s/ BDO USA, P.C.
Minneapolis, Minnesota
March 16, 2026